                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 CEPHALON, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                   23-2484489
--------------------------------------------------           -------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification no.)

145 BRANDYWINE PARKWAY, WEST CHESTER, PENNSYLVANIA           19380
--------------------------------------------------           -------------------
     (Address of Principal Executive Offices)                (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
                               (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered
       -------------------                   ------------------------------



----------------------------------        --------------------------------------

----------------------------------        --------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On July 31, 2000, the Company and StockTrans, Inc., as rights agent (the "Rights Agent") entered into the First Amendment to Amended and Restated Rights Agreement (the "Amendment") to the Amended and Restated Rights Agreement, dated as of January 1, 1999, between the Company and the Rights Agent (the "Rights Agreement"). The Amendment increases the initial "Purchase Price" (as defined in the Rights Agreement) from $90.00 for each one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") purchasable upon the exercise of a Right (as defined in the Right Agreement) to $200 for each one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right. The effective date of the Amendment is July 31, 2000.

     The text of the Amendment is attached as Exhibit 1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 1.

Item 2. EXHIBITS.

     1. First Amendment to Amended and Restated Rights Agreement, dated as of July 31, 2000, between Cephalon, Inc. and StockTrans, Inc., as Rights Agent.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Cephalon, Inc.

Dated: July 31, 2000            By: /s/ FRANK BALDINO, JR.
                                    -------------------------------------------
                                    Name:  Frank Baldino, Jr.
                                    Title: Chairman and Chief Executive Officer